UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FAMOUS DAVE’S OF AMERICA, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FAMOUS DAVE’S OF AMERICA, INC.

12701 Whitewater Drive, Suite 200

Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 30, 2013

TO THE SHAREHOLDERS OF FAMOUS DAVE’S OF AMERICA, INC.:

Please take notice that the annual meeting of shareholders of Famous Dave’s of America, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, on Tuesday, April 30, 2013, at 3:00 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six directors;

2.	The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2013;

3.	Advisory approval of the Company’s executive compensation (“Say-on-Pay”);

4.	Advisory vote on the frequency of holding Say-on-Pay votes; and

5.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.

Pursuant to due action of the Board of Directors, shareholders of record on March 5, 2013 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 30, 2013.

The proxy statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 30, 2012, each of which is included with this Notice, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report to Shareholders on the Internet, visit www.famousdaves.com/proxymaterials.

By Order of the Board of Directors

Diana G. Purcel
Secretary

March 19, 2013

FAMOUS DAVE’S OF AMERICA, INC.

12701 Whitewater Drive, Suite 200

Minnetonka, Minnesota 55343

PROXY STATEMENT

Annual Meeting of Shareholders to be Held

April 30, 2013

VOTING AND REVOCATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave’s of America, Inc. (periodically referred to herein as “Famous Dave’s” and the “Company”) to be used at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, April 30, 2013, at 3:00 p.m., at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six directors;

2.	The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2013;

3.	Advisory approval of the Company’s executive compensation (“Say-on-Pay”);

4.	Advisory vote on the frequency of holding Say-on-Pay votes; and

5.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.

The approximate date on which this Proxy Statement and the accompanying proxy were first sent or provided to shareholders was March 19, 2013.

PROXIES AND VOTING

Registered shareholders may vote in one of three ways: By completing and returning the enclosed proxy card via regular mail or by voting via the Internet or telephone. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

The Board of Directors has set the close of business on March 5, 2013 as the “Record Date” for the Annual Meeting. Only holders of the Company’s common stock as of the Record Date, or their duly appointed proxies, are entitled to notice of and will be entitled to vote at the Annual Meeting or any adjournments thereof. On the

Record Date, there were 7,522,899 shares of the Company’s common stock outstanding. Each such share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no direction is given by a shareholder, the shares will be voted as recommended by the Company’s Board of Directors. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. If a shareholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business as well as shares entitled to vote on that matter. On matters other than the election of directors, an action of the shareholders generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

A shareholder giving a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the shareholder at the time of the Annual Meeting. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof.

NOTICE TO BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS:

New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors (Proposal One) without receiving voting instructions from a beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though the Company is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to Proposal ONE without instructions by the beneficial owner of the shares. AS A RESULT, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED THAT, IF THEY DO NOT TIMELY PROVIDE INSTRUCTIONS TO THEIR BROKER, THEIR SHARES WILL NOT BE VOTED IN CONNECTION WITH THIS PROPOSAL.

PROPOSALS

PROPOSAL No. 1 – Election of Directors

Our Board of Directors currently consists of the following six directors, five of whom have been nominated for re-election by our Board. Due to a recent change in Company management, Christopher O’Donnell, the Company’s President and Chief Operating Officer and currently a director whose term expires at the Annual Meeting, is not standing for reelection as a director. Upon the recommendation of our Corporate Governance and Nominating Committee, our Board has nominated Patrick Walsh to succeed to the Board position currently held by Mr. O’Donnell. If elected, each nominee has consented to serve as a director of the Company and to hold office until the next Annual Meeting, or until his or her successor is elected and shall have qualified.

The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information that each nominee has given us about his or her age, all positions he or she holds within the Company, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, our director nominees have experience in developing and overseeing businesses and implementing near term and long range strategic plans. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. Collectively, they have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Although we don’t believe that share ownership qualifies any person to serve as a director of our Company, we believe that the beneficial ownership of our Board nominees (collectively 17.8% as of the Record Date) aligns their interests with those of our shareholders and will drive our Board’s focus on maximizing shareholder value.

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Wallace B. Doolin Age 66

Wallace B. Doolin currently is the founder and CEO of Black Box Intelligence, a Dallas-based company that provides benchmarking information and analysis for public and private restaurant companies, and serves as Executive Chairman and CEO of ESP Systems a hospitality technology company. Additionally, Mr. Doolin serves as a member of the board of directors of Share Our Strength, the leading organization to end childhood hunger. From November 2004 through January 2008, Mr. Doolin was Chairman, President and CEO of Buca, Inc., operators of the Buca di Beppo chain of restaurants. He served as CEO of La Madeleine Bakery Café and Bistro, a 64-restaurant chain based in Dallas, Texas from 2002 to 2004, and from 1994 to 2002 was CEO and President of Carlson Restaurants Worldwide, Inc., and TGI Friday’s Inc., a casual dining restaurant company. Mr. Doolin was a Senior Vice President and Executive Vice President of CRW and Friday’s from 1989 to 1993. From 1984 to 1986, Mr. Doolin served as President of Applebee’s, and from 1972 to 1989 he held senior leadership positions at W.R. Grace’s Restaurant Division, Flakey Jake’s, Inc., and Steak and Ale Restaurants. Mr. Doolin has received the IFMA Silver Plate and NRN Golden Chain awards; he is a board member emeritus of the National Restaurant Association, and a past chairman of its Education Foundation. Committees: Compensation (Chair); Strategic Planning (Chair); Audit; and Corporate Governance and Nominating.

2009

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

John F. Gilbert III Age 56

Mr. Doolin’s extensive experience operating large, national restaurant chains makes him particularly well-qualified to assist the Board of Directors in overseeing the Company’s restaurant and franchise operations. Having led the development and/or growth of several casual dining restaurant concepts, we believe that our Board will draw upon Mr. Doolin’s knowledge and expertise in the areas of real estate, franchising and human resources, the latter of which has made him a valued member of the Compensation Committee.

John Gilbert has served as Chief Executive Officer since October 8, 2012. Previously, Mr. Gilbert served as President and Chief Executive Officer of Vermont Teddy Bear, a pioneering ecommerce direct-to-consumer retailer, since February 2009. Prior to Vermont Teddy Bear, Mr. Gilbert had a 30 year career as a marketing leader in the retail and restaurant industries. He is a recognized expert on brand strategy, new product development and consumer advertising. He previously served as the Chief Marketing Officer for The TJX Companies, Inc. from January, 2007 to February 2009, as Vice President of Marketing for Dunkin’ Brands, Inc. from September 2003 to December 2006, and as Chief Marketing Officer for Kentucky Fried Chicken. Mr. Gilbert also served as the senior marketing executive for Carlson Restaurants Worldwide, Inc. and General Cinema Corporation. Mr. Gilbert currently serves on the Board of Directors of IGNITE Restaurant Group, which owns Joe’s Crab Shack. Committee: Strategic Planning.

Our Board believes that Mr. Gilbert, as Chief Executive Officer, is appropriately situated to be a representative of management on the Company’s Board of Directors given his position as the Company’s principal executive officer. In addition, Mr. Gilbert’s deep experience in marketing and e-commerce, as well as with franchise companies and the restaurant industry, are an invaluable resource to the Company and qualify him to serve as a member of its Board of Directors, a position he held prior to being employed by the Company.

2011

Lisa A. Kro Age 47

Lisa A. Kro is a founding partner of Mill City Capital, L.P. where she is the Chief Financial Officer and Managing Director. From September 2004 to March 2010, Ms. Kro was the Chief Financial Officer and a Managing Director of Goldner Hawn Johnson and Morrison Incorporated. Prior to joining Goldner Hawn she was at KPMG LLP, an international public accounting firm from 1987-2004, where she ultimately became an audit partner. Ms. Kro also serves on the boards of Herman Miller Inc., a public company, and Specialty Commodities, Inc., and Wholesale Produce Supply, both privately held companies. Committees: Audit (Chair); Compensation; and Corporate Governance and Nominating.

Serving as an audit partner for a “Big 4” accounting firm and more recently as the principal financial and accounting officer for a private equity firm qualifies Ms. Kro to serve on the Company’s Board of Directors and its Audit Committee as an “audit committee financial expert.” With her education, background and experience, she is particularly qualified to assist the Board in overseeing the Company’s

2009

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Richard L. Monfort Age 58

financial and accounting functions and evaluating the Company’s internal controls over financial reporting. In addition, in light of her position and experience at Mill City Capital and Goldner Hawn, Ms. Kro brings the perspective of a professional institutional shareholder to Board discussions, which we believe adds a strategic resource to a Board seeking to maximize shareholder value. Ms. Kro’s interaction with institutional portfolio companies also provides insight to the Board on matters affecting capital markets and on corporate governance and compensation trends.

From 1991 to 1995, Richard L. Monfort served as Group Vice President and Chief Executive Officer of ConAgra Red Meats division, which had approximately $8 billion in annual pork and beef sales. From September 1995 to the present, Mr. Monfort has been engaged in the management of various private business and investment interests, including acting as managing partner of the Hyatt Grand Champions Hotel in Palm Springs, California, and being an owner of the Hilltop Steakhouse in Boston, Massachusetts and a partner in the Montera Cattle Company. Since 1997, Mr. Monfort has been an owner and executive officer of the Colorado Rockies, a professional baseball team, where he currently serves as Chairman and Chief Executive Officer. Committees: Corporate Governance and Nominating (Chair); Audit; and Strategic Planning.

In addition to his general business acumen and business and investment management experience, including in the hospitality and restaurant industries, Mr. Monfort’s experience with the pork and beef markets uniquely qualifies him to serve on the Company’s Board of Directors. His additional experience as a private equity investor, coupled with his ownership position in the Company, provides the Board with a strategic focus on maximizing shareholder value.

1996

Dean A. Riesen Age 56

Dean A. Riesen has served as Chairman of the Company’s Board of Directors since August 2011 and has served as a director since March 2003. Mr. Riesen has been Managing Partner of Rimrock Capital Partners, LLC and Riesen & Company, LLC since 2001, both real estate investment entities. Riesen also served as a member of Meridian Bank, N.A.’s Board of Directors and Chairman of its Audit Committee from 2005-2009. Previously, Mr. Riesen served as Chief Financial Officer of Carlson Holdings, Inc. (parent of Carlson Companies, Inc. and T.G.I. Friday’s, Inc.) from 1999-2001. Mr. Riesen was also President & CEO of Tonkawa, Inc. from 1999-2001 and President, CEO, and General Partner of Carlson Real Estate Company from 1985-2001. Mr. Riesen served on Carlson Companies’ Investment Committee from 1989-1999. Mr. Riesen was a member of Thomas Cook Holdings LTD (U.K.) Board of Directors and a member of its Audit Committee. Mr. Riesen currently serves as a member of the Advisory Board of Services Group of America, Inc.

2003

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

In addition to serving in a variety of business related capacities, Mr. Riesen’s background in strategic business planning and his expertise in real estate matters specifically qualifies him to serve on the Company’s Board of Directors, where he can help develop and guide the Company’s strategic plans and assist the Board in overseeing the Company’s real estate related matters. In addition, because Mr. Riesen has acquired a breadth of knowledge and remains current on trends in corporate governance and compensation practices, he is a valuable resource to the Board serving as its Chairman. Mr. Riesen also brings a shareholder’s mentality to the Board given his ownership position in the Company.

Patrick Walsh Age 36

Since August 2012, Mr. Walsh has been Managing Member and Chief Executive Officer of PW Partners, LLC and PW Partners Atlas Funds, LLC, each the general partner of PW Partners Master Fund LP and PW Partners Atlas Fund LP, respectively. Each of PW Partners Master Fund LP and PW Partners Atlas Fund LP is a value-oriented, fundamentally-driven, private investment fund. In addition, since September 2012, Mr. Walsh has served as Managing Member of PW Partners Capital Management LLC, the management company with respect to each of PW Partners Atlas Fund LP and PW Partners Master Fund LP. From December 2011 to August 2012, Mr. Walsh was Managing Partner of PWK Partners, LLC, a value-oriented, private investment firm. From September 2011 to December 2011, Mr. Walsh was engaged in activities relating to the formation of PWK Partners, LLC and its affiliated funds. From March 2008 to September 2011, Mr. Walsh was a Partner at Oak Street Capital Management, LLC, a long-short, value-oriented, private investment management firm. From August 2004 to February 2008, Mr. Walsh was a Vice President in the Real Estate, Gaming, Lodging and Leisure Investment Banking Group of Deutsche Bank Securities, Inc., a subsidiary of Deutsche Bank AG conducting investment banking and securities activities in the United States. Mr. Walsh is a Chartered Financial Analyst. He received a B.S. in accountancy from Boston College.

Mr. Walsh is a sophisticated investor who has an extensive background in financial analysis, a broad understanding of the operational, financial and strategic issues facing public companies, and significant experience in the restaurant industry through past investments. In light of his education, background and experience, and his significant ownership stake in the Company (9.87% beneficial ownership as of the Record Date), the Board believes that Mr. Walsh would bring the perspective of a professional institutional shareholder to Board discussions, and would provide the Board with a strategic focus on maximizing shareholder value.

N/A

Board Nomination Arrangement

On December 21, 2012, we received a letter from a shareholder of ours, PW Partners Atlas Fund LP (the “Atlas Fund”), proposing that Patrick Walsh be nominated as a candidate for election to the Board at the Annual Meeting. Based upon information received from Mr. Walsh, Atlas Fund and its affiliates beneficially owned 742,486 shares (representing approximately 9.87%) of our outstanding common stock as of the Record Date for the Annual Meeting. Information concerning Mr. Walsh’s background is set forth above.

Following a series of discussions that took place between Mr. Walsh, other Atlas Fund advisors and us, our Corporate Governance and Nominating Committee reviewed Mr. Walsh’s background and qualifications and deemed him qualified to serve on our Board. The Board considered the Corporate Governance and Nominating Committee’s assessment and decided to nominate Mr. Walsh for election to our Board at the Annual Meeting. As a result, on March 1, 2013, we entered into a Nomination Agreement (the “Agreement”) with the Atlas Fund LP, Patrick Walsh and certain other affiliates (collectively, the “PW Group”). Pursuant to the Agreement, the Atlas Fund has withdrawn its previously submitted nomination letter and we agreed to include Mr. Walsh in the Company’s slate of director nominees for election at the Annual Meeting. If elected, Mr. Walsh will be appointed to serve on the Company’s Audit and Strategic Planning Committees.

If Mr. Walsh resigns or is otherwise removed from the Board prior to ten days before the deadline for shareholders to submit director nominations for the Company’s 2014 annual shareholders’ meeting, we have agreed to work in good faith with the PW Group to appoint a mutually acceptable replacement so long as the PW Group then owns at least 5% of our outstanding stock. Our nomination obligations under the Agreement will cease, and Mr. Walsh (or his replacement) must offer to resign from the Board, if the PW Group ceases to hold at least 5% of our common stock.

The PW Group has agreed to standstill restrictions prohibiting them from owning more than 12.9% of our shares or engaging in various proxy or other solicitation activities. The standstill restrictions do not limit actions that Mr. Walsh (or his replacement) may take acting solely as a director consistent with fiduciary duties. The standstill provisions will continue until the date that is ten days prior to the deadline for shareholders to submit director nominations for our 2014 annual shareholders’ meeting (the “Initial Period”), or, if longer, until the earlier of (A) 30 calendar days prior to the date of our 2014 annual shareholders’ meeting, and (B) 30 calendar days following the date on which Mr. Walsh (or his replacement) no longer remains a director serving on the Board. However, the PW Group will be permitted, following expiration of the Initial Period and prior to the deadline for shareholders to submit director nominations for our 2014 annual shareholders’ meeting, to submit such nominations if Mr. Walsh (or his replacement) resigns from the Board prior to or contemporaneously with such submission and, in such event, the standstill period will terminate immediately.

Each member of the PW Group, on the one hand, and we, on the other hand, have agreed not to make disparaging or unfavorable remarks, comments or criticisms with regard to the other party during the standstill period.

Each member of the PW Group has agreed to use their commercially reasonable efforts to cause their shares to be present for quorum purposes and voted in support of Company-nominated directors at the Annual Meeting and at any other special shareholders’ meeting during the standstill period. We have agreed that the number of directors constituting the Board will be fixed at six during the standstill period.

We also agreed to reimburse the PW Group for $25,000 of its out-of-pocket fees and expenses in connection with the Agreement and matters related to the Annual Meeting.

A copy of the Agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2013. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named above. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum.

The Board recommends that you vote FOR the election of each named nominee.

PROPOSAL No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year. A representative of Grant Thornton LLP is expected to attend this year’s Annual Meeting and be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if he or she desires to do so.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by Grant Thornton LLP during fiscal years 2012 and 2011:

	2012	2011
Audit Fees(1)	$190,000	$190,000
Audit-Related Fees(2)	14,000	15,000
Tax Fees(3)	—	5,000
All Other Fees(4)	—	—

Total Fees	$204,000	$210,000

(1)

Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above, including the 401(k) audit.

(3)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(4)	All Other Fees typically consist of fees for permitted non-audit products and services provided.

The Audit Committee of the Board of Directors has reviewed the services provided by Grant Thornton LLP during fiscal year 2012 and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by Grant Thornton LLP is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with Grant Thornton LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Company’s Audit Committee charter (a copy of which is available at the Company’s website at www.famousdaves.com) provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered public accounting firm under applicable rules and regulations must be pre-approved by the Audit Committee or by designated members of the Audit Committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002. During fiscal 2012, all services performed by Grant Thornton LLP were pre-approved in accordance with the Audit Committee charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairperson of the Audit Committee. The Chairperson must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. In addition, the Audit Committee has granted pre-approval for the Chief Executive Officer and the Chief Financial Officer to spend up to $5,000 annually in additional permitted audit fees with Grant Thornton LLP, which authority and amount will be reviewed and approved annually.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2013. If the shareholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Grant Thornton LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board recommends that you vote FOR the ratification of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2013.

PROPOSAL No. 3 – Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers is disclosed in the section entitled “Executive Compensation” below, including the tabular and narrative disclosures set forth in such section under the headings “Executive Compensation Tables” and “Compensation Discussion and Analysis.” As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our shareholders’ interests. Compensation of our named executive officers is designed to enable us to attract, motivate and retain talented and experienced executives to lead our company successfully in a competitive environment.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the compensation of the “named executive officers” of Famous Dave’s of America, Inc., as disclosed in the section entitled “Executive Compensation” in the Proxy Statement for the Famous Dave’s of America, Inc. 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our named executive officers as described herein. Because the vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The Board recommends that you vote FOR the proposal to approve the compensation of our named executive officers, as described in this proxy statement.

PROPOSAL No. 4 – Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal Three. In particular, we are asking whether the advisory vote should occur every three years, every two years, or every one year.

The optimal frequency of the advisory vote on executive compensation depends on a balancing of the benefits and burdens of more or less frequent votes. Many have expressed a belief that less frequent votes are appropriate as they enable shareholders to focus on a company’s overall compensation program design, as opposed to short-term decisions, and provide sufficient time to evaluate how a company’s compensation programs drive longer-term performance and the creation of longer-term shareholder value. Many also believe that a less frequent voting cycle will give companies sufficient time to respond thoughtfully to stockholder views and to implement any necessary changes to executive compensation programs and allow shareholders to evaluate the results of these changes before the next shareholder advisory vote.

Others believe more frequent shareholder votes are optimal as they provide shareholders with the opportunity to react promptly to emerging trends in compensation and to provide rapid feedback to companies with respect to their views on the effectiveness and appropriateness of their executive compensation programs. This more frequent feedback would provide boards of directors and compensation committees with the opportunity to evaluate individual compensation decisions each year in light of the shareholder feedback and to better incorporate current shareholder views into companies’ compensation programs.

Our Board believes that the most appropriate outcome at this time is to have an annual shareholder advisory vote on compensation, to best enable the Board and the Compensation Committee to understand and incorporate the views of our shareholders in structuring our executive compensation programs. As time progresses the Board may alter this view, but initially the Board is interested in obtaining more frequent feedback from our shareholders to assist in evaluating and structuring the Company’s compensation programs.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year or abstain from voting when you vote on this Proposal.

Vote Required

The option of three years, two years or one year that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. As with your vote on Proposal No. 3 above, your vote on this Proposal No 4 is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board, and the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. However, our Board and our Compensation Committee value the opinions of our shareholders and we will take our shareholders’ preferences into account in making determinations regarding the frequency of the say-on-pay vote.

The Board Recommends that Shareholders Vote For a Frequency of Once “Every Year”

For Future Advisory Shareholders Votes on Executive Compensation.

Other Matters

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the four proposals described above. Although the Board of Directors knows of no other matters to be presented at the Annual Meeting, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

EXECUTIVE OFFICERS OF THE COMPANY

Name and Title	Age	Principal Occupation, Business Experience for the Past Five Years and Directorships of Public Companies

John F. Gilbert III	56	See ‘‘Election of Directors (Proposal One)” — above.
Chief Executive Officer

Christopher O’Donnell President and Chief Operating Officer	53

Christopher O’Donnell has served as the Company’s President and Chief Operating Officer since October 2012 and as a member of the Company’s Board of Directors since 2008. Mr. O’Donnell has served in several capacities since joining the Company in February 1998, including as Vice President of Teaching and Learning from February 1998 to June 2002, as Senior Vice President of Operations from June 2002 to January 2006, as Executive Vice President of Operations from January 2006 to January 2007, as Chief Operating Officer from January 2007 to September 2008, and as President and Chief Executive Officer from September 2008 to October 2012. Prior to joining the Company, Mr. O’Donnell was Vice President of Product Development for Pencom International, a producer of training products for restaurant and hotel operators. From 1982 to 1987, Mr. O’Donnell was the operating partner in Premier Ventures, a high volume restaurant located in Denver, Colorado.

Diana G. Purcel Chief Financial Officer and Secretary	46

Ms. Purcel has served as Chief Financial Officer and Secretary of the Company since November 19, 2003. Prior to joining the Company, Ms. Purcel served as Vice President and Chief Financial Officer of Paper Warehouse, Inc., a publicly held chain of retail stores specializing in party supplies and paper goods, from 2002 until September 2003. While she was with Paper Warehouse, she also served as its Vice President, Controller and Chief Accounting Officer from 1999 to 2002. Over the course of her career, Ms. Purcel has held financial and accounting positions with Provell, Inc. (formerly Damark International, Inc.) and Target Corporation (formerly Dayton Hudson Corporation). Ms. Purcel is a certified public accountant who spent five years with the firm of Arthur Andersen in the late 1980s and early 1990s.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Certain statements contained in this Proxy Statement include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this Proxy Statement are based on information currently available to us as of the date to which this Proxy Statement pertains, and we assume no obligation to update any forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, among others, those factors listed in Item 1A of our most recent Annual Report on Form 10-K, and elsewhere in our Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission. The following discussion should be read in conjunction with “Selected Financial Data” (Item 6 of our Annual Report on Form 10-K) and our financial statements and related footnotes appearing elsewhere in our Annual Report on Form 10-K.

Overview

We operated 188 Famous Dave’s restaurants in 34 states and one Canadian province as of December 30, 2012, including 53 company-owned restaurants and 135 franchise-operated restaurants, with an additional 62 franchise restaurants in various stages of development. As of the same date, we employed approximately 3,165 employees, who we refer to as our “team members,” of which approximately 309 were full-time restaurant managers and Support Center employees. Eight executives participated in the Company’s executive compensation plans in fiscal 2012; however, only our Chief Executive Officer, our President and Chief Operating Office and our Chief Financial Officer are considered “named executive officers” for purposes of the compensation tables appearing elsewhere in this Proxy Statement.

General Compensation Philosophy

The Compensation Committee of the Board of Directors has direct oversight and responsibility for the Company’s executive compensation policies and programs. The Company’s executive compensation policies and programs are designed to provide:

•	competitive levels of compensation that integrate with the Company’s annual objectives and long-term goals;

•	long-term incentives that are aligned with shareholder interests;

•	a reward system for above-average performance;

•	recognition for individual initiative and achievements; and

•	a means for the Company to attract and retain qualified executives.

To that end, it is the view of the Compensation Committee that the total compensation program for executives should consist of the following three elements, all determined by individual and corporate performance:

•	Base salary compensation;

•	Annual incentive compensation (cash bonus); and

•	Stock incentive awards (Performance Shares and Performance Stock Units, and Restricted Stock and Restricted Stock Units).

In addition to the compensation program elements listed above, we have established a Deferred Stock Unit Plan and a Non-Qualified Deferred Compensation Plan in which our executives are entitled to participate. The Compensation Committee believes that the availability of these plans, each of which are discussed below, adds to the attractiveness of the Company’s overall compensation program and positively impacts the Company’s ability to hire and retain qualified executives.

The Compensation Committee approves, on an annual basis, the competitiveness of our overall executive compensation programs, including the appropriate mix between cash and non-cash compensation as well as annual and long-term incentives. Compensation tally sheets for the named executive officers are prepared and reviewed by the Compensation Committee annually. By affixing dollar amounts to all components of the named executive officers’ compensation, including salary, bonus, outstanding equity awards, and performance share grants, tally sheets assist the Compensation Committee in understanding the impact of disparate compensation decisions and are a useful tool to quickly identify potential issues with pay programs.

As set forth in its written charter, the Compensation Committee has access to resources it deems necessary or desirable to accomplish its responsibilities, including the sole authority to retain (with funding provided by the Company) independent experts in the field of executive compensation. The Compensation Committee has the sole authority to retain and to terminate such independent compensation experts, and to approve the fees and other retention terms. During fiscal 2010, 2011 and 2012, the Compensation Committee primarily relied upon internal Company resources to generate information on which to benchmark the Company’s compensation practices and engaged Towers Watson and its predecessor, Towers Perrin, respectively, to validate such information prior to making compensation determinations. The methodology used by the Company included but was not limited to analyses of salary survey data and peer company proxy data. Towers Watson does not provide any services to our Company other than those for which it has been retained by the Compensation Committee.

Annual Compensation Plans

The Compensation Committee evaluates the Company’s executive compensation structure for our executives on an annual basis to ensure that we are providing a competitive compensation structure. Additionally, the Compensation Committee ensures that our programs continue to be consistent with established policies.

It is currently our objective to compensate our executives through a combination of salary and bonus eligibility within the mid-point to third quartile of the market for similar positions within companies of comparable size, growth and profitability both within and outside of our industry. We believe this objective to be generally consistent with the market for new executive hires. The Compensation Committee continues to evaluate this position in order to remain competitive from a compensation perspective, and will make changes to our compensation programs that it deems desirable and in the best interests of the Company from time to time.

Our Chief Executive Officer does not have direct involvement in the determination of his own compensation, the determination and structure of which is the sole responsibility of the Compensation Committee. However, our Chief Executive Officer has generally provided input to the Compensation Committee regarding executive compensation and participated in the ultimate determination of compensation for the Company’s other executives.

Base Salary Compensation

Base salary compensation is determined by the potential impact each position has on the Company, the skills and experiences required by the position, the performance and potential of the incumbent in the position, and competitive market information.

Incentive Compensation

The Compensation Committee believes strongly that the Company’s executive incentive compensation arrangements should closely align the interests of management with the interests of our shareholders. With that in mind, the Compensation Committee has established an annual incentive compensation (cash bonus) plan and multi-year stock incentive awards (discussed below) that reward executives based on the Company achieving pre-determined Company performance targets. With respect to the annual cash bonus plan, actual payouts to executives are determined by the extent to which these performance targets are achieved for the applicable year. With respect to stock incentive awards, actual payouts are determined by the extent to which the cumulative total of annual targets are achieved over a three year performance period. The Compensation Committee believes that these incentive compensation plans, taken together, encourage participants to focus their efforts on achieving both near and longer-term Company goals.

The Compensation Committee believes that “incentive” compensation should represent an inducement for performance that meets or exceeds challenging targets. This belief is evidenced by the fact that management’s annual bonus and/or stock incentive award payouts over the past three years have ranged from 0% to 103% of the target amounts established by the Board of Directors. Actual percentage payout of annual cash bonus and stock incentive awards over the last three years is set forth below in this Compensation Discussion and Analysis. The Board of Directors intends to challenge the Company’s management by continuing to set aggressive, yet achievable, targets that also provide an appropriate return for the Company’s shareholders.

The Compensation Committee routinely reviews the structure of its incentive compensation plans in an attempt to ensure that incentives remain aligned with the Company’s current goals, and makes revisions to the plans when it deems appropriate.

Annual Incentive Compensation (Cash Bonus) Plan

Under the Company’s Annual Incentive Compensation (Bonus) Plan, a target annual cash bonus amount is calculated for each executive as a percentage of his or her annual base salary, and the applicable percentage is based on competitive market information for similar positions and experience. Currently, the target bonus amount as a percentage of annual base salary is 100% for Mr. Gilbert, our Chief Executive Officer, and 75% for each of Mr. O’Donnell and Ms. Purcel, who serve as President and Chief Operating Officer and Chief Financial Officer, respectively. The target bonus amount for Mr. O’Donnell during fiscal 2010, 2011 and 2012 (the periods during which he served as Chief Executive Officer) was 100% of his annual base salary. The Compensation Committee utilized external survey data in determining target bonus amount for fiscal 2010, 2011 and 2012. The published survey data considered by the Compensation Committee for fiscal 2012 came from four sources: Hay Information Services Chain Restaurant Compensation Survey; HCE Chain Restaurant Compensation and Select Restaurant Custom Surveys; Towers Watson’s Industry Report on Top Management Compensation; and People Report’s Corporate Compensation and Benefits Survey. The 11 publicly traded peer companies that were included in the Compensation Committee’s analysis for fiscal 2012 are listed below:

• Ark Restaurants Corp.	• Caribou Coffee Company Inc.	• P.F. Chang’s China Bistro Inc.

• BJ’s restaurants Inc.	• The Cheesecake Factory Inc.	• Red Robin Gourmet Burgers, Inc.

• Buffalo Wild Wings, Inc.	• J. Alexander’s Corp.	• Texas Roadhouse

• California Pizza Kitchen Inc.	• O’Charley’s Inc.

In evaluating bonus amounts for fiscal 2013, the Compensation Committee utilized the same external survey data but elected to change the peer companies that were included in its analysis because several of the companies previously included had either gone private or had revenue outside of an identified comparative range of 50-300% of the Company’s system-wide revenue during the most recently completed year. The 14 publicly traded peer companies that were included in the Compensation Committee’s analysis for fiscal 2013 are listed below:

• AFC Enterprises, Inc.	• Einstein Noah Restaurant Group, Inc.	• Red Robin Gourmet Burgers, Inc.

• Biglari Holdings, Inc.	• Frisch’s Restaurants, Inc.	• Ruby Tuesday, Inc.

• CEC Entertainment Inc.	• Jamba, Inc.	• Ruth’s Hospitality Group, Inc.

• Caribou Coffee Company Inc.	• Krispy Kreme Doughnuts, Inc.	• Texas Roadhouse

• Cosi Inc.	• Luby’s, Inc.

Bonus payments for each of fiscal 2010 and 2011 were conditioned on the Company achieving at least a minimum EPS threshold equal to 80% of an earnings per share (EPS) target established by the Board of Directors. If the minimum threshold was satisfied, then the amount of bonus payout was determined based on the extent to which the Company exceeded that threshold. The bonus payout amounts were calculated using linear scales representing a payout of between 50% and 100% of the amount of executives’ target bonus amount if the Company achieved between 80% and 100% of the EPS target, and representing a payout of between 100% and 200% of the amount of executives’ target bonus amount if the Company achieved between 100% and 150% of the EPS target, as illustrated below:

% of Performance Target Achieved*		Payout as Percent of Target Amount*

150%	Maximum	200%
100%	Target	100%
80%	Minimum	50%

*	Payout of any bonuses were subject to the Company achieving a minimum threshold equal to 80% of the applicable EPS target.

Bonus payments for fiscal 2012 were calculated using the same linear scales but, instead of a minimum EPS threshold equal to 80% of the target EPS amount, payments were contingent on the Company achieving EPS in fiscal 2012 that equaled or exceeded the prior fiscal year’s EPS. The change for fiscal 2012 was made based on the Compensation Committee’s desire to reward executives under the Annual Incentive Compensation (Bonus) Plan only to the extent that Company performance, measured in EPS, exceeds the prior year’s performance.

The applicable annual performance targets are established by the Company’s Board of Directors and are intended to represent goals on which to base additional compensation for meeting those targets. The targets take into account the macroeconomic environment, the industry in which the Company competes, the Company’s growth objectives, the life cycle of the Company, and the determination of an adequate return to shareholders given the before-mentioned factors. Payouts at 100% of target amounts are expected to be realized approximately 30% of the time over a ten year period, while payouts at 200% of target amounts are expected to be realized 10% of the time over a ten year period. The Compensation Committee maintains the ability to make adjustments to the actual EPS calculations based on impairments, non-recurring events or otherwise when it deems it to be appropriate.

The annual EPS targets for fiscal 2010, 2011 and 2012, the percentage of those target amounts achieved and the actual payouts as a percentage of target amounts, are set forth below (note: the percentage of EPS target achieved by the Company in 2010 excludes a $0.15 non-cash gain related to the acquisition of seven restaurants in New York and New Jersey):

Year	EPS Target	Actual EPS Achieved(1)	Minimum Threshold % of EPS Target Required for any Bonus Payout		% of EPS Target Achieved	Actual Payout as Percent of Target Payout

2010	$0.66	$0.67	80%		101.5%	103.0%

2011	$0.77	$0.68	80%		88.3%	70.0%

2012	$0.78	$0.57	87.2	%(2)	73.1%	0.0%

(1)	Net of adjustments, if any, determined by the Compensation Committee.
(2)	Represents the minimum threshold, equal to actual 2011 EPS, as a percentage of the target EPS amount for 2012.

The table below, which sets forth potential and actual Annual Bonus Plan payouts for fiscal 2010, 2011 and 2012, illustrates how annual bonus compensation applies to the individuals serving as Named Executive Officers during such years.

	Fiscal Year	Annual Salary	Annual Bonus Compensation as a Percent of Annual Salary	Potential Annual Incentive Compensation Payout			% of EPS Target Achieved	Actual Payout as Percent of Target Payout	Actual Incentive Compensation Payout
Name				Minimum Threshold EPS Target	100% of EPS Target	150% of EPS Target

John F. Gilbert III(1)	2012	$400,000	100%	$275,200	$400,000	$800,000	73.1%	0.0.%	$0

Christopher O’Donnell	2012	$400.000	100%	$275,200	$400,000	$800,000	73.1%	0.0%	$0
	2011	$375,000	100%	$187,500	$375,000	$750,000	88.3%	70.0%	$262,500
	2010	$350,000	100%	$175,000	$350,000	$700,000	101.5%	103.0%	$360,500

Diana G. Purcel	2012	$288,637	75%	$148,937	$216,478	$432,956	73.1%	0.0%	$0
	2011	$282,285	75%	$105,857	$211,714	$423,428	88.3%	70.0%	$148,200
	2010	$276,750	75%	$103,781	$207,563	$415,125	101.5%	103.0%	$213,789

(1)	Mr. Gilbert commenced employment with the Company and was appointed Chief Executive Officer on October 8, 2012.

For fiscal 2013, the Compensation Committee has elected to replace EPS with Adjusted EBITDA as the metric by which to measure performance. For these purposes, “Adjusted EBITDA” is defined as income from operations of the Company, plus depreciation, and amortization, and non-cash adjustments (such as asset impairment, lease termination and other closing costs) and other non-cash items as approved by the Company’s Compensation Committee, and subject to adjustment by the Compensation Committee in its sole discretion for non-recurring items. The Compensation Committee believes that Adjusted EBITDA, which is a measure that is widely used by investors to evaluate operating performance, provides a more relevant and consistent comparison than EPS of the Company’s operating performance against that of other companies as it presents a meaningful measure of corporate performance exclusive of the impact of non-cash events and the method by which assets were acquired. Similar to fiscal 2012, payment of fiscal 2013 bonuses is contingent upon the Company achieving at least the actual Adjusted EBITDA achieved during fiscal 2012. In addition, the named executive officers’ annual incentive compensation is based 90% on Adjusted EBITDA achievement and 10% on a measure of improving market share.

Fiscal 2013 bonus potential for our named executive officers is set forth below assuming the Company achieves 100% and 150% of its 2013 Adjusted EBITDA target. As set forth above, if the Company achieves less than 100% of its 2013 Adjusted EBITDA target but exceeds the actual Adjusted EBITDA achieved during fiscal 2012, named executive officers will be entitled to receive a portion of their target bonus amount as set forth above.

Name	Annual Salary	Annual Incentive Compensation as a Percent of Annual Salary	Potential Annual Incentive Compensation Payout
			100% of Adjusted EBITDA Target	150% of Adjusted EBITDA Target

John F. Gilbert III	$400,000	100%	$400,000	$800,000

Christopher O’Donnell	$400,000	75%	$300,000	$600,000

Diana G. Purcel	$288,637	75%	$216,478	$432,956

Stock Incentive Awards — Performance Shares and Performance Stock Units

A key objective of our Compensation Committee is to align Company performance with shareholder expectations. In order to better align these objectives, the Compensation Committee primarily has used performance shares as a long-term incentive award for executives, including named executive officers, during fiscal 2010, 2011 and 2012. Performance shares entitle recipients to receive a number of shares of the Company’s common stock subject to the Company achieving specified performance criteria over a three year period. The Compensation Committee believes that the use of performance shares as a long-term incentive award more closely aligns management’s objectives with that of its shareholders than do stock options, because performance shares are earned based on the Company achieving specific cumulative performance goals over a three year period, rather than awards of stock options that merely vest with the passage of time.

As with annual incentive (cash bonus) compensation, the Compensation Committee considered information pertaining to comparable organizations based on the published survey data and proxy data for the publicly traded peer companies mentioned above, in determining the fiscal 2010, 2011 and 2012 recommended grant of stock incentive awards to the Company’s executives. When determining the amount of a stock incentive grant to an executive for a particular year, the Compensation Committee does not take into account any gains realized during that year by the executive as a result of his or her individual decision to exercise an option granted in a previous year, previous grants of performance shares, or any gains realized by him or her upon the ultimate grant of shares underlying a stock performance grant. Such gains are excluded from the determination because the decision as to whether the value of exercisable stock options will be realized in any particular year is determined by each individual executive’s decision whether to exercise all or a portion of such stock options and not by the Compensation Committee.

To the extent earned after the applicable three year period, performance shares are paid in shares of the Company’s common stock. Therefore, the value realizable from performance shares is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time.

For fiscal 2013, the Compensation Committee granted stock incentive awards both in the form of performance shares and performance stock units. Performance stock units provide holders with the potential to receive the cash value of one share of the Company’s common stock for each unit granted. Holders will be entitled to receive cash payments in respect of their performance stock units only to the extent that those units vest following a three year performance period, with units vesting on the same terms and subject to the same conditions on which performance shares are earned. As such, performance stock units operate in the same fashion as performance shares but are settled in cash (based on the fair market value of the Company’s common stock on the vesting date, which will be the filing date of the Annual Report on Form 10-K for fiscal 2015), rather than being settled in stock. The Compensation Committee elected to use a combination of performance shares and performance stock units for the fiscal 2013-2015 performance period in order to preserve the number of shares available under the Company’s 2005 Stock Incentive Plan.

The Compensation Committee will continue to evaluate the appropriate form for Company stock incentive awards and make changes to the form of such awards as it deems desirable and in the best interests of the Company from time to time.

Performance Share and Performance Stock Unit Programs

As of December 30, 2012, we had three performance share programs in progress, each with a three-year performance period (each a “Performance Share Program”): the 2010 Performance Share Program (which takes into account the Company’s financial performance during fiscal 2010-2012), the 2011 Performance Share Program (which takes into account the Company’s financial performance during fiscal 2011-2013), and the 2012 Performance Share Program (which takes into account the Company’s financial performance during fiscal 2012-2014). Under each Performance Share Program, the Company has granted recipients the right to receive a specified number of shares of the Company’s common stock (“Performance Shares”) subject to the Company achieving a specified percentage of the cumulative total of the EPS goals for each of the fiscal years making up the three-year performance period (the “Cumulative EPS Goal”). The specified number of Performance Shares granted to each executive under a particular Performance Share Program is a function of the value of target long-term compensation established by the Compensation Committee for that executive (which reflects a percentage of the executive’s annual base salary) and the stock price on the date that the Performance Share Program is approved by the Compensation Committee. The Compensation Committee determines the EPS goal for each fiscal year and the actual EPS for each fiscal year is based on the earnings per diluted share amount for that fiscal year as set forth in the audited financial statements filed with the Company’s Annual Report on Form 10-K. The determination as to the number of Performance Shares to be received, if any, is determined after the Company files its Annual Report on Form 10-K for the last fiscal year of the applicable three-year performance period and the Performance Shares are issued following such filing if the applicable specified percentage of the Cumulative EPS Goal is achieved. The Compensation Committee reserves the ability to make adjustments to the actual EPS calculations based on impairments, non-recurring events or otherwise when it deems it to be appropriate and, in 2010 adjusted actual EPS to exclude the impact of a $0.15 non-cash gain related to the acquisition of seven restaurants in New York and New Jersey. The Performance Share grants for each recipient are contingent on the recipient remaining an employee of the Company until the filing of the Annual Report on Form 10-K for the applicable fiscal year. The EPS goals utilized for the determination of Performance Shares are the same measurement as the EPS targets under the Annual Incentive Compensation (Bonus) Plan discussed above.

For the 2010 and 2011 Performance Share Programs, the participants’ rights to receive Performance Shares will be contingent on the Company achieving at least 80% of the Cumulative EPS Goal. For the 2012 Performance Share Program, the participants’ rights to receive Performance Shares will be contingent on the Company achieving cumulative earnings per share for fiscal 2012, 2013 and 2014 equal to at least the amounts achieved by the Company during fiscal 2011, 2012 and 2013 (as adjusted by the Compensation Committee, if applicable). If the Company achieves the threshold applicable to a Performance Share Program, then each participant will be entitled to receive a percentage of the “Target” number of Performance Shares granted that is equal to the percentage of the Cumulative EPS Goal achieved. The maximum share payout a participant will be entitled to receive under the 2010 and the 2011 Performance Share Programs is 100% of the “Target” number of Performance Shares granted, which will occur if the Cumulative EPS Goal is met or exceeded.

The Compensation Committee elected to change the terms of the Performance Share Program for the fiscal 2012-2014 timeframe. As revised, the participants’ rights to receive Performance Shares will be contingent on the Company achieving cumulative earnings per share for fiscal 2012, 2013 and 2014 equal to at least the amounts achieved by the Company during fiscal 2011, 2012 and 2013 (as adjusted by the Compensation

Committee, if applicable). If the Company achieves this threshold, then participants will be entitled to receive a percentage of their “Target” number of Performance Shares equal to the percentage of the Cumulative EPS Goal achieved by the Company, up to 100%. If the Company achieves more than 100% of the Cumulative EPS Goal, then participants will be entitled to receive 100% of their “Target” number of Performance Shares, plus an additional percentage equal to twice the incremental percentage increase in the Cumulative EPS Goal achieved over 100% (e.g., if the Company achieves 103% of the Cumulative EPS Goal, then participants will be entitled to receive 106% of their “Target” number of Performance Shares); provided that the maximum payout under the 2012 Performance Share Program is capped at 110% of the “Target” number of Performance Shares.

Based on the actual, cumulative 2010 Performance Share Program results, participants earned 86.9% of the Performance Shares originally granted under this program. The Company has achieved 80.6% of the cumulative total of the EPS goals through the first two years of the 2011 Performance Share Program and 73.1% for the first year of the 2012 Performance Share Program. Information regarding the Target Performance Share grants for participating named executive officers under the 2010, 2011 and 2012 Performance Share Programs, along with the number of shares earned under the 2010 Performance Share Program, is illustrated below:

Name	Performance Share Program	Target Performance Shares Granted	% of Cumulative EPS Goal Achieved		Performance Shares Issued(1)
Christopher O’Donnell	2010 Performance Share Program	58,100	86.9%	(2)	50,476
	2011 Performance Share Program	41,200	80.6%	(3)	—
	2012 Performance Share Program	43,300	73.1%	(4)	—

Diana G. Purcel	2010 Performance Share Program	34,500	86.9%	(2)	29,972
	2011 Performance Share Program	23,200	80.6%	(3)	—
	2012 Performance Share Program	25,000	73.1%	(4)	—

(1)

Represents the gross number of Performance Shares earned by the recipient under the 2010 Performance Share Program prior to any forfeiture election for purposes of satisfying tax withholding obligations.

(2)	Represents percentage of Cumulative EPS Goal achieved throughout the entire three year performance period.

(3)

Represents percentage of Cumulative EPS Goal achieved through the first two years of the three year performance period. Maximum payout under the 2011 Performance Share Program is 100% of the “Target” shares granted. The participant’s right to receive any Performance Shares is contingent on the Company achieving at least 80% of the Cumulative EPS Goal for the entire three year performance period (2011-13).

(4)

Represents percentage of Cumulative EPS Goal achieved through the first year of the three year performance period. Maximum payout under the 2012 Performance Share Program is 110% of the “Target” shares granted. The participant’s right to receive any Performance Shares is contingent on the Company achieving cumulative earnings per share for fiscal 2012-14 equal to at least the amounts achieved by the Company during fiscal 2011-13 (as adjusted by the Compensation Committee, if applicable). Cumulative earnings per share for fiscal 2012 (the first year of the three year performance period) was $0.57, below the minimum threshold of $0.68.

The Compensation Committee has elected to replace earnings per share with Adjusted EBITDA as the metric by which to measure performance under the performance share program for the fiscal 2013-2015 time period. For this purpose, “Adjusted EBITDA” is defined as income from operations of the Company, plus depreciation, and amortization, and non-cash adjustments (such as asset impairment, lease termination and other closing costs) and other non-cash items as approved by the Company’s Compensation Committee, and subject to adjustment by the Compensation Committee in its sole discretion for non-recurring items. In addition, the Compensation Committee granted stock incentive awards both in the form of performance shares and performance stock units, with 90% of 2013 stock incentive awards taking the form of performance shares and

10% of 2013 stock incentive awards taking the form of performance stock units. As discussed above, performance stock units operate in the same fashion as performance shares but are settled in cash, rather than being settled in stock. The Compensation Committee elected to use a combination of performance shares and performance stock units for the fiscal 2013-2015 performance period in order to preserve the number of shares available under the Company’s 2005 Stock Incentive Plan.

Restricted Stock and Restricted Stock Units

In certain circumstances, the Compensation Committee has made grants of restricted stock or restricted stock units as inducement for executive new hires or for retention purposes. Restricted stock is shares of the Company’s common stock that are subject to transfer and forfeiture restrictions that lapse over time. Upon the commencement of his employment as Chief Executive Officer on October 8, 2012, and pursuant to his employment offer letter, the Company granted 150,000 shares of restricted stock to John F. Gilbert that are subject to transfer and forfeiture restrictions scheduled to lapse in five equal annual installments. Also pursuant to his employment offer letter, Mr. Gilbert is entitled to receive additional grants of restricted stock valued at $80,000 on or about the first day of each fiscal year. The Company granted 8,705 shares of restricted stock to Mr. Gilbert on January 8, 2013 in respect of this obligation for fiscal 2013. Like the initial grant, this additional grant is subject to transfer and forfeiture restrictions scheduled to lapse in five equal annual installments.

Restricted stock units are units that evidence the right to receive shares of common stock at a future date, subject to restrictions that may be imposed by the Compensation Committee. The Company’s grants of restricted stock units have been subject to vesting restrictions and vest in three equal annual installments on the three, four and five-year anniversaries of the grant date provided that the recipient remains employed by the Company through the applicable vesting date, and vest in their entirety upon a “change of control.” To the extent vested, the recipient has the right to receive shares comprising the units upon the termination of their employment with the Company. The Compensation Committee elected to make grants of 50,000 and 25,000 restricted stock units, respectively, to Mr. O’Donnell and Ms. Purcel in September 2008 for retention purposes. The Company did not make grants of restricted stock units during fiscal 2010, 2011 or 2012, and the Compensation Committee does not view restricted stock units as a material component of the Company’s executive compensation programs.

Deferred Stock Unit Plan

We maintain an Executive Elective Deferred Stock Unit Plan (the “Deferred Stock Unit Plan”), in which executives can elect to defer all or part of their annual incentive compensation or commissions, or their receipt of any compensation in the form of stock grants under the Company’s equity incentive plans or otherwise, for a specified period of time. During 2010, 2011 and 2012, no executives elected to defer annual incentive compensation or commissions under the Deferred Stock Unit Plan. To the extent elections are made, the amount of compensation that is deferred is converted into a number of stock units, as determined by the share price of our common stock on the effective date of the election. These units are converted back into a cash amount at the expiration of the deferral period based on the share price of our common stock on the expiration date and paid to the executive in cash in accordance with the payout terms of the plan. Accordingly, we recognize compensation expense throughout the deferral period to the extent that the share price of our common stock increases, and reduce compensation expense throughout the deferral period to the extent that the share price of our common stock decreases.

Deferred Compensation Plan

We maintain a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) in which employees who are at the “director” level and above are eligible to participate. Participants must complete a deferral election each year and submit it to the Company, prior to the beginning of the fiscal year for which the compensation pertains, indicating the level of compensation (salary, bonus and commissions) they wish to have deferred for the coming year. This deferral election is irrevocable except to the extent permitted by the Deferred Compensation Plan’s administrator, and the applicable regulations promulgated by the Internal Revenue Service. For fiscal 2010, 2011 and 2012, the Company matched 25.0%, of the first 4.0% contributed by participants and paid declared interest rates of 6.0% on balances contributed during fiscal 2010, 2011 and 2012. For fiscal 2013, the Company will again match 25% of the first 4.0% contributed by participants and will pay a declared interest rate of 6.0% on contributions. The Compensation Committee administers the Deferred Compensation Plan and can change the Company match, interest rate or any other aspects of the plan at any time.

Deferral periods are defined as the earlier of termination of employment or not less than three calendar years following the end of the applicable Deferred Compensation Plan Year. Extensions of the deferral period for a minimum of five years are allowed, provided the election is made at least one year before the first payment affected by the change. Payments can be in a lump sum or in equal payments over a two-, five- or ten-year period, plus interest from the commencement date.

The Deferred Compensation Plan assets are kept in an unsecured account that has no trust fund. In the event of bankruptcy, any future payments would have no greater rights than that of an unsecured general creditor of the Company and they confer no legal rights for interest or claim on any assets of the Company. Benefits provided by the Deferred Compensation Plan are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), because the pension insurance provisions of ERISA do not apply to the Deferred Compensation Plan.

For the plan year ended December 31, 2012, named executive officers contributed $13,997 to the Deferred Compensation Plan and the Company provided matching funds and interest of $9,999.

Clawback Protective Provisions

We believe that our executives are held accountable to comply with our high ethical standards. In that regard, our annual incentive compensation plan and the agreements governing grants under our performance share programs include what is commonly referred to as a clawback provision. Under these provisions, the Board may, in its discretion and to the extent permitted by law, require executive recipients of awards to forfeit or repay compensation received following a restatement of the Company’s financial statements that the Board determines would not have been received had such financial statements been initially filed as restated.

Stock Ownership Expectations

In accordance with the desire to better align the long-term objectives of our executives and Board of Directors with our shareholders, our Board of Directors has adopted minimum stock ownership guidelines that set forth the levels of ownership expected of Board members and top executives of the Company. Board members are expected to own shares of our common stock equal in value to at least three times their annual Board of Directors compensation. Our Chief Executive Officer is expected to own shares of our common stock and vested options equal in value to at least four times his annual salary, while our President and Chief Operating Officer and our Chief Financial Officer are expected to own shares of our common stock and vested options equal in value to at least three times and two times, respectively of their annual salaries. Other Vice Presidents are expected to own shares of our common stock and vested options equal in value to at least their respective annual salaries. For purposes of determining compliance with the minimum stock ownership guidelines, share ownership is defined to include stock owned directly by the director or executive and vested stock options. The determination does not include Performance Shares until those shares are actually earned and issued. The Board of Directors acknowledges that the value of directors’ and executives’ share ownership will fluctuate based on the market price of our stock and, therefore, deficiencies in share ownership levels may exist from time to time. Shares owned directly by directors and executives in compliance with the minimum ownership guidelines represent investments in our common stock. Therefore, gains or losses resulting from appreciation or depreciation of these shares are not taken into account when calculating compensation amounts reported in this Proxy Statement.

Other Benefits

We provide additional benefit plans to employees, including the named executive officers, such as medical, dental, life insurance and disability coverage, flex benefit accounts, 401(k) plan, an employee assistance program and an employee stock purchase plan. We also provide vacation and other paid holidays to employees, including the named executive officers, which are comparable to those provided at other companies of comparable size.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation, stock option awards and awards of Performance Shares generally are performance-based compensation meeting those requirements and, as such, are fully deductible.

Assessment of Risk Related to Compensation Policies

We determined that our compensation policies, practices and programs work together to minimize exposure to excessive risk while appropriately pursuing strategies that emphasize shareholder value creation. In reaching this determination, we noted that incentive or variable compensation awarded to our executive officers, which has the potential to comprise a significant portion of their overall compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation.

Employment Agreements and Employment Arrangements

Employment Agreement with John F. Gilbert III

John F. Gilbert III’s employment with the Company is governed by an employment offer letter and related Confidentiality and Noncompetition Agreement, each dated October 8, 2012. Under the employment offer letter, Mr. Gilbert is being employed for an indefinite term, will receive an annual base salary of $400,000, and is eligible for an annual target cash bonus under the Company’s annual executive cash bonus plan equal to 100% of his base salary, prorated for any partial year. Currently, bonus amounts are earned under the executive cash bonus plan based on Company achievement of performance measures during the applicable fiscal year as compared to a pre-determined goal. Beginning in fiscal 2013, Mr. Gilbert is also entitled to participate in the Company’s stock incentive compensation plans (currently comprised of performance shares and performance stock units discussed above) at a target amount equal to 100% of his base salary.

The employment offer letter entitles Mr. Gilbert to participate in the Company’s comprehensive medical and dental plans, and in deferred compensation plans that may be sponsored by the Company from time to time and in which other Company executives are entitled to participate. Mr. Gilbert, who has relocated in connection with his employment, is also entitled to receive a short term travel and housing allowance of $7,500 per quarter (payable in arrears) for four quarters, plus reimbursement of customary brokerage commissions paid upon a sale of his existing residence if such sale occurs within three years after commencing employment with the Company.

As contemplated by the employment offer letter, on October 8, 2012 the Company granted to Mr. Gilbert 150,000 shares of restricted stock under the Company’s Amended and Restated 2005 Stock Incentive Plan, which shares are subject to transfer and forfeiture restrictions that are scheduled to lapse in five equal annual installments commencing on the first anniversary of the grant date. Mr. Gilbert is also entitled to receive an additional annual restricted stock grant to be valued at $80,000 on or about the first day of each fiscal year. The exact number of restricted shares will be calculated based on the closing price of the Company’s stock on such date and such shares will be subject to transfer and forfeiture restrictions that are scheduled to lapse in five equal annual installments commencing on the first anniversary of such date. The Company granted 8,705 shares of restricted stock to Mr. Gilbert on January 8, 2013 in respect of this obligation for fiscal 2013.

Under the Confidentiality and Noncompetition Agreement, Mr. Gilbert agreed not to compete with the Company, or solicit employees of the Company, for two years after the termination of his employment with the Company.

As summarized below under the heading “Severance Agreements,” the Confidentiality and Noncompetition Agreement also provides that Mr. Gilbert will be entitled to receive severance compensation if his employment is terminated by the Company other than for “cause” and other than as a result of his death or disability, or if he voluntarily terminates his employment within six months following a “change in control.”

Employment Arrangement with Christopher O’Donnell

Christopher O’Donnell, the Company’s President and Chief Operating Officer, has an employment arrangement with the Company pursuant to which, during fiscal 2010, he received an annualized salary of $350,000, was eligible for a bonus of up to 100% of his base salary, and received medical, dental and other customary benefits. Effective January 2, 2011 and January 1, 2012, Mr. O’Donnell’s annualized base salary was increased to $375,000 and $400,000, respectively. For fiscal 2013, the percentage of base salary which Mr. O’Donnell is eligible to earn as bonus compensation has been reduced to 75%. As summarized below under the heading “Severance Agreements,” Mr. O’Donnell has a severance agreement which entitles him to receive severance pay if his employment is terminated without “cause”, or if his employment terminates for any reason or no reason (including his voluntary resignation) within six months following a “change of control.”

Employment Arrangement with Diana G. Purcel

Diana G. Purcel, the Company’s Chief Financial Officer and Secretary, has an employment arrangement with the Company pursuant to which, during fiscal 2010, she received an annualized salary of $276,750, was eligible for a bonus of up to 75% of her base salary, and received medical, dental and other customary benefits. Effective January 2, 2011 and January 1, 2012, Ms. Purcel’s annualized base salary was increased to $282,285 and $288,637, respectively. As summarized below under the heading “Severance Agreements,” Ms. Purcel has a severance agreement which entitles her to receive severance pay if her employment is terminated without “cause”, or if her employment terminates for any reason or no reason (including her voluntary resignation) within six months following a “change of control.”

Severance Agreements

Pursuant to a Confidentiality and Noncompetition Agreement with John F. Gilbert III, Mr. Gilbert will continue to receive his base salary and insurance benefits for a period of 18 months if his employment is terminated by the Company other than for “cause” and other than as a result of his death or disability. However, if Mr. Gilbert’s employment is terminated by the Company without cause, his employment is terminated as a result of his death or disability, or he voluntarily terminates his employment, in each case within six months following a “change in control,” Mr. Gilbert will continue to receive his base salary and insurance benefits for a period of 18 months and will also be entitled to receive the full (100% of target) amount of his performance based-cash bonus under the executive bonus plan for the year in which the change-in-control occurs. If Mr. Gilbert commences employment during the severance period (including the change-in-control severance period), the Company will receive a dollar-for-dollar credit against its severance obligations for compensation and benefits received in Mr. Gilbert’s subsequent employment. To the extent not exempt from rules governing deferred compensation under Section 409A of the Internal Revenue Code of 1986, severance payments to Mr. Gilbert are intended to comply with Section 409A and are subject to corresponding requirements regarding the timing of such payments. If Mr. Gilbert’s employment had been terminated as of December 30, 2012 by the Company other than for cause and other than as a result of his death or disability, we would have been required to make $600,000 of aggregate severance payments to Mr. Gilbert, which would have been payable in installments over 18 months, in addition to providing continued insurance benefits over that timeframe. If, as of December 30, 2012, Mr. Gilbert’s employment had been terminated by the Company without cause, his employment had been terminated as a result of his death or disability, or he had voluntarily terminated his employment, in each case within six months following a “change in control,” we would have been required to make $690,959 of aggregate severance payments to Mr. Gilbert, which also would have been payable in installments over 18 months, in addition to providing continued insurance benefits over that timeframe.

Mr. O’Donnell and Ms. Purcel each have a severance agreement with the Company which entitles him or her to receive severance pay for a period of twelve months (subject to mitigation if he or she commences employment with another employer) if their respective employment is terminated without “cause”, or is terminated for any reason or no reason (including his or her voluntary resignation) within six months following a “change of control.” If Mr. O’Donnell’s or Ms. Purcel’s employment had been terminated as of December 30, 2012 without “cause” or such termination was within six months following a “change in control”, we would have been required to make aggregate severance payments of $400,000 and $288,637 respectively, to Mr. O’Donnell or Ms. Purcel, which would have been payable in installments over twelve months.

Under each of the agreements discussed above, the term “cause” includes the following events: (i) employee’s dishonesty involving or affecting the Company, or any misappropriation of the funds or property of the Company; (ii) employee’s conviction of a crime that constitutes a felony, a misdemeanor involving moral turpitude or criminal conduct which has, or could reasonably be expected to have, an adverse effect on the Company, its business, reputation or interests; (iii) breach of any written agreement between the employee and the Company or to which the Company and the employee are parties, or a breach by the employee of any fiduciary duty or responsibility to the Company; (iv) employee’s refusal to follow the reasonably assigned duties or comply with the policies and directives of the Company if not cured within 30 days following written notice by the Company; (v) the misconduct, failure or negligence of the employee in the performance of his or her duties if not cured within 30 days following written notice by the Company; or (vi) the use of alcohol or drugs which interferes with the performance of the employee’s obligations or duties of employment, or any use of illegal drugs. A “change of control” under each of these agreements includes the occurrence of the following events: (A) any person or group of persons becoming the beneficial owner of 35% or more of any equity security of the Company entitled to vote for the election of directors; (B) a majority of the members of the Company’s Board of Directors being replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or (C) the shareholders of the Company approving an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets or to merge or consolidate with or into another corporation except for a merger whereby the stockholders of the Company prior to the merger own more than 50% of the equity securities entitled to vote for the election of directors of the surviving corporation immediately following the merger.

In addition to the agreements described above, upon a “Change of Control” the Company’s Amended and Restated 2005 Stock Incentive Plan requires the Compensation Committee to accelerate the vesting of all outstanding restricted stock grants, restricted stock units, stock options and any other stock incentives granted under such plan, and to declare that all outstanding performance shares are deemed earned at 100% of target levels and shall be paid. For purposes of the Amended and Restated 2005 Stock Incentive Plan, a “Change of Control” means any of the following:

•

any individual, entity or group becomes the beneficial owner of 20% or more of either the then-outstanding shares of Common Stock of the Company or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, in each case subject to certain exceptions;

•

individuals who constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board;

•

consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case subject to specified exceptions; or

•	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

If a “Change of Control” had occurred as of December 30, 2012, such transaction would have resulted in the vesting of unvested restricted stock, restricted stock units and stock options, and in the earning and issuance of performance shares, as set forth in the table below, in each case then held by our named executive officers:

Name	Restricted Shares to be Vested (#)	Restricted Stock Units to be Vested (#)	Stock Options to be Vested (#)	Performance Shares to be Issued (#)
John F. Gilbert III	162,000	0	0	0
Christopher O’Donnell	0	16,667	0	145,500
Diana G. Purcel	0	8,334	0	82,700

The Compensation Committee believe the Company’s severance benefits are consistent with severance arrangements of public companies with similar market capitalizations and provide our executive officers with financial and personal security during a period of time when they are likely to be unemployed.

EXECUTIVE COMPENSATION TABLES

The following summary compensation table reflects cash and non-cash compensation for the 2010, 2011 and 2012 fiscal years awarded to or earned by (i) each individual serving as the principal executive officer and the principal financial officer of the Company during the fiscal year ended December 30, 2012; and (ii) each other individual that served as an executive officer of the Company at the end of such fiscal year who received in excess of $100,000 in salary and bonus during such fiscal year (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)	Total ($)
John F. Gilbert III(1)(2) Chief Executive Officer	2012	$90,959	—	$1,465,500	(3)	—	—	$34,732	$1,591,191

Christopher O’Donnell(1)(2) President and Chief Operating Officer	2012	$400,000	—	$477,687	(4)	—	—	—	$877,687
	2011	$375,000	—	$458,556	(4)	$262,500	—	—	$1,096,056
	2010	$350,000	—	$346,276	(4)	$360,500	—	—	$1,056,776

Diana G. Purcel(2) Chief Financial Officer and Secretary	2012	$288,637	—	$257,500	(4)	—	$3,796	—	$549,933
	2011	$282,285	—	$258,216	(4)	$148,200	$3,723	—	$692,424
	2010	$276,750	—	$205,620	(4)	$213,789	$2,718	—	$698,877

(1)	Mr. O’Donnell served as President and Chief Executive Officer during the reported periods until October 2012, at which time Mr. Gilbert was appointed as Chief Executive Officer.

(2)

Descriptions of the Company’s employment arrangements with Messrs. Gilbert and O’Donnell, and Ms. Purcel, including severance and change of control arrangements, are included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.”

(3)

Amounts shown reflect the aggregate grant date fair value of a 150,000 share restricted stock award granted to Mr. Gilbert upon the commencement of his employment as the Company’s Chief Executive Officer on October 8, 2012, computed in accordance with FASB ASC Topic 718. The Company calculates fair value by multiplying the closing stock price on the date of grant by the number of shares comprising the award. See “Grants of Plan-Based Stock Awards” below for details regarding this grant.

(4)

Amounts shown reflect the aggregate grant date fair value for stock awards granted under the Company’s Performance Share Program that commenced during the applicable year, computed in accordance with FASB ASC Topic 718. The Company calculates fair value by multiplying the closing stock price on the date of grant by the target number of shares granted under the award, typically the first business day of the fiscal year. The Company calculates the target number of shares granted under an award based on the closing stock price in effect on the earlier date that the Compensation Committee approves the stock awards granted, typically in early November of the prior fiscal year. See “Grants of Plan-Based Stock Awards” below for details regarding stock awards granted under the 2012 Performance Share Program. Descriptions of the Company’s Performance Share Programs are included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.”

(5)

Amounts shown were earned under the Company’s 2010, 2011 and 2012 Annual Incentive Compensation (Bonus) Plans. Description of these Annual Incentive Compensation (Bonus) Plans are included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.” The ranges of eligible payouts under the 2012 Annual Incentive (Bonus) Plan are reflected in the “Grants of Plan-Based Stock Awards” below.

(6)

The Company does not maintain a pension plan. Amounts shown were earned under the Company’s Non-qualified Deferred Compensation Plan and represent the difference between the interest rate earned during the applicable year (6.0% for 2010, 2011 and 2012) under that plan and 120% of the long-term applicable federal rate (4.18% in 2010, 3.32% in 2011 and 2.86% in 2012). A description of the Company’s Non-qualified Deferred Compensation Plan is included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.”

Grants of Plan-Based Awards

The following table sets forth information with respect to each incentive award granted to the named executive officers during the fiscal year ended December 30, 2012:

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(9)

		Estimated Future Payouts
		Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)(2)	($)(3)	($)(4)	(#)(5)	(#)(6)	(#)(7)
John F. Gilbert III	10/8/12	—	—	—	—	—	—	150,000	(8)	—	—	1,465,500
Christopher O’Donnell	1/2/12	275,200	400,000	800,000	—	—	—	—		—	—	—
Christopher O’Donnell	1/2/12	—	—	—	N.C.	46,200	50,820	—		—		477,687
Diana G. Purcel	1/2/12	148,937	216,478	432,956	—	—	—	—		—	—	—
Diana G. Purcel	1/2/12	—	—	—	N.C.	25,000	27,500	—		—	—	257,500

(1)

Represents potential payouts under the Company’s Annual Incentive Compensation (Bonus) Plan for fiscal 2012 depending on the extent to which the Company achieved the pre-determined earnings per share target. Subject to achieving earnings per share for fiscal 2012 that is equal to or greater than the Company’s fiscal 2011 earnings per share, the amount that can be earned ranges from 68.8% to 200% of the target payout amount. No amounts were payable under the 2012 Annual Incentive Compensation (Bonus) Plan because the Company’s fiscal 2012 earnings per share was less than the Company’s fiscal 2011 earnings per share.

(2)

Represents the “threshold” amount of cash incentive compensation which the participant was entitled to receive under the 2012 Annual Incentive Compensation (Bonus) Plan if the Company’s fiscal 2012 earnings per share was exactly equal to the Company’s fiscal 2011 earnings per share.

(3)

Represents the “target” amount of cash incentive compensation which the participant was entitled to receive under the 2011 Annual Incentive Compensation (Bonus) Plan if the Company achieved 100% of the pre-determined 2012 earnings per share target.

(4)

Represents the “maximum” amount of cash incentive compensation which the participant was entitled to receive under the 2012 Annual Incentive Compensation (Bonus) Plan if the Company achieved 150% or more of the pre-determined 2012 earnings per share target.

(5)

Not calculable. Receipt of Performance Shares under the 2012 Performance Share Program is contingent upon the Company achieving cumulative earnings per share for fiscal 2012-2014 that equals or exceeds the cumulative earnings per share for fiscal 2011-2013. If the Company achieves (but does not exceed) this minimum threshold, then participants will be entitled to receive a “threshold” number of Performance Shares. This “threshold” number will be a percentage of the “target” number of Performance Shares that is equal to Company’s cumulative earnings per share for fiscal 2011-2013 expressed as a percent of the Cumulative EPS Goal. These amounts cannot be determined until the Company reports earnings per share for fiscal 2013 and the Compensation Committee determines an EPS goal for fiscal 2014.

(6)

Represents the “target” number of Performance Shares that the participant will receive under the 2012 Performance Share Program at the end of the three-year performance period if 100% of the Cumulative EPS Goal over such period is achieved.

(7)

Represents the “maximum” number of Performance Shares that the participant is eligible to receive at the end of the three-year performance period under the 2012 Performance Share Program. The maximum number of shares any participant can receive is 110% of the “target” number under the 2012 Performance Share Program.

(8)	Represents a 150,000 share restricted stock grant made upon the commencement of Mr. Gilbert’s employment as the Company’s Chief Executive Officer on October 8, 2012.

(9)	Amounts shown with respect to Performance Shares represent the value at the grant date based upon the probable outcome of conditions to which the ultimate grant of Performance Shares is subject.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the named executive officers at December 30, 2012:

						Stock Awards
									Equity Incentive Plan		Equity Incentive Plan Awards: Market

	Option Awards
			Equity
			Incentive						Awards:		or Payout
			Plan						Number of		Value of
			Awards:					Market	Unearned		Unearned
	Number of	Number of	Number of			Number of		Value of	Shares,		Shares,
	Securities	Securities	Securities			Shares or		Shares or	Units or		Units or
	Underlying	Underlying	Underlying			Units of		Units of	Other		Other
	Unexercised	Unexercised	Unexercised	Option		Stock That		Stock That	Rights		Rights
	Options	Options	Unearned	Exercise	Option	Have Not		Have Not	That Have		That Have
	(#)	(#)	Options	Price	Expiration	Vested		Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)(3)	(#)(4)		($)(5)
John F. Gilbert III	—	—	—	—	—	12,000	(6)	$107,040	—		—
	—	—	—	—	—	150,000	(7)	$1,338,000	—		—
Christopher O’Donnell	20,000	—	—	$6.15	02/18/2014	—		—	—		—
	—	—	—	—	—	—		—	58,100	(1)	$518,252
	—	—	—	—	—	—		—	41,200	(2)	$367,504
	—	—	—	—	—	—		—	46,200	(3)	$412,104
	—	—	—	—	—	16,667	(8)	$148,670	—		—
Diana G. Purcel	20,000	—	—	$6.15	02/18/2014	—		—	—		—
	—	—	—	—	—	—		—	34,500	(1)	$307,740
	—	—	—	—	—	—		—	23,200	(2)	$206,944
									25,000	(3)	$223,000
	—	—	—	—	—	8,334	(8)	$74,339	—		—

(1)	Awards granted under the Company’s 2010 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2012.

(2)	Awards granted under the Company’s 2011 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2013.

(3)	Awards granted under the Company’s 2012 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2014.

(4)

Represents the “target” number of shares of common stock that the recipient will receive at the end of the three-year performance period if 100% of the Cumulative EPS Goal over such period is achieved.

(5)	Market value calculations based on the Company’s closing stock price of $8.92 on December 28, 2012, the last trading day during the fiscal year ended December 30, 2012.

(6)

Represents shares of restricted stock subject to transfer and forfeiture restrictions that are scheduled to lapse in equal annual installments of 3,000 shares each on August 2, 2013, 2014, 2015 and 2016. Such share were issued prior to Mr. Gilbert’s employment with the Company in connection with his election as a director of the Company.

(7)

Represents shares of restricted stock subject to transfer and forfeiture restrictions that are scheduled to lapse in equal annual installments of 30,000 shares each on October 8, 2013, 2014, 2015, 2016 and 2017.

(8)	Represents unvested portion of restricted stock units that are scheduled to vest on September 11, 2013.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and each vesting of stock, including the earning and issuance of Performance Shares, during the fiscal year ended December 30, 2012 for each named executive officer:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John F. Gilbert III(2)	—	—	3,000	$31,140
Christopher O’Donnell(3)	30,000	$119,400	—	—
Christopher O’Donnell(4)	—	—	16,666	$169,160
Christopher O’Donnell(5)	—	—	80,379	$944,453
Diana G. Purcel(6)	30,000	$121,500	—	—
Diana G. Purcel(4)	—	—	8,333	$84,580
Diana G. Purcel(5)	—	—	52,266	$614,126

(1)	Value realized was determined based on the difference between the option exercise price on the date of grant and the fair market value of the shares on the date exercised.

(2)	Represents vesting of restricted stock on August 2, 2012. Award values were determined based on the Company’s closing stock price of $10.38 on the vesting date.

(3)

Shares issuable upon stock option exercised on June 12, 2012. The share amount is prior to the recipient’s forfeiture of 23,674 shares to cover the option exercise cost and satisfy tax withholding obligations.

(4)

Represents vesting of restricted stock units on September 11, 2012. Award values were determined based on the Company’s closing stock price of $10.15 on the vesting date. Pursuant to a restricted stock unit agreement, vested shares will be delivered to the holder upon the termination date of his or her employment with the Company.

(5)

Shares acquired were earned under the Company’s 2009 Performance Share Program on March 16, 2012, the date corresponding with the Company’s filing of its Annual Report on Form 10-K for fiscal 2011. The share amounts are prior to the recipient’s forfeiture of a portion of such shares to satisfy tax withholding obligations. The share amounts shown do not reflect the acquisition of 80,379 and 52,266 shares, respectively, earned by Mr. O’Donnell and Ms. Purcel under the Company’s 2010 Performance Share Program on March 16, 2013, the date corresponding with the Company’s filing of its Annual Report on Form 10-K for fiscal 2012. Award values under the Company’s 2009 Performance Share Program were determined based on the Company’s closing stock price of $11.75 on March 16, 2012, the date corresponding with the vesting date of the award.

(6)

Shares issuable upon stock option exercised on December 5, 2012. The share amount is prior to the recipient’s forfeiture of 22,563 shares to cover the option exercise cost and satisfy tax withholding obligations.

Non-Qualified Deferred Compensation

The Company’s Non-Qualified Deferred Compensation Plan, which is described in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis,” is the only defined contribution or other plan of the Company that provides for the deferral of compensation on a basis that is not tax-qualified. The following table sets forth information concerning each named executive officer’s participation in this plan during the fiscal year ended December 30, 2012:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John F. Gilbert III	$2,462	$615	$15	$0	$3,092
Christopher O’Donnell	$0	$0	$0	$0	$0
Diana G. Purcel	$11,535	$2,884	$6,485	$24,135	$107,835

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board of Directors

The Company’s Board of Directors is currently comprised of six members. The following directors, constituting a majority of the Board, are “independent directors” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules: Wallace B. Doolin, Lisa A. Kro, Richard L. Monfort and Dean A. Riesen. The Board believes that Patrick Walsh, if elected to the Board at the Annual Meeting, will also qualify as an independent director. The Board of Directors held four formal meetings during fiscal 2012 and took action by written consent in lieu of a meeting on four occasions.

Currently, the Company has appointed an independent director, Dean A. Riesen, as Chairman of the Company’s Board of Directors, a position he has held since August 2011. The Board separates the Board chair function from that of the Chief Executive Officer, who serves as the Company’s principal executive officer, based on a belief that separating these functions, and empowering an independent director to chair the Board meetings, will result in increased Board oversight of management activities.

Board of Directors Role in Risk Oversight

The Audit Committee of the Board of Directors has been delegated the responsibility for risk oversight. In overseeing the Company’s risk management, the Audit Committee adheres to a detailed committee responsibilities calendar that addresses various risk-related matters. These matters include but are not limited to:

•	meeting with management and the Company’s independent registered public accountant in separate executive sessions;

•	interacting with management and the internal audit function;

•

considering and reviewing with the Company’s independent registered public accountant the Company’s assessment and any related attestation (including related reports) on internal control over financial reporting, the adequacy of such controls and recommendations for improvements;

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inquiring of the Company’s Chief Financial Officer, Director of Finance and Accounting and the Company’s independent registered public accountant about significant risks or exposures, and any significant accounts that require management judgment;

•	reviewing the Company’s policies for risk assessment and risk management, and assessing steps taken or to be taken to control such risk;

•	assessing the oversight and management of the information risks, including those related to Company Information Technology projects; and

•	overseeing the Company’s investment policies.

The Compensation Committee also assesses risk management in the context of its executive compensation policies. The Compensation Committee’s assessment of risk related to compensation policies is discussed above under the heading “Compensation Discussion and Analysis – Assessment of Risk Related to Compensation Policies.”

Committees of the Board of Directors

The Company has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Strategic Planning Committee. During fiscal 2012, each member of the Board of Directors attended at least 75% of the Board meetings and meetings of committees to which they belong. Although the Company has no formal policy regarding directors’ attendance at the Company’s annual shareholders meetings, the Company encourages such attendance by members of the Board of Directors. Each director serving on the Board of Directors at the time of the Company’s most recent Annual Meeting of shareholders, held May 1, 2012, was in attendance at that meeting.

Below is a summary of the Company’s board committee structure and current membership information.

Audit Committee of the Board of Directors

The Company has established a three member Audit Committee within the Board of Directors that currently consists of Chairperson Lisa A. Kro, Wallace B. Doolin and Richard L. Monfort. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The charter reflects the Audit Committee’s increased responsibilities as a result of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ Stock Market corporate governance standards. As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company’s independent registered public accounting firm; and (iii) providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The charter also requires that the Audit Committee review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent registered public accounting firm, as well as tax work performed by the Company’s tax firm, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002.

The Board of Directors has determined that at least one member of the Audit Committee, Lisa A. Kro, qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Audit Committee held four formal meetings and four informal quarterly telephonic meetings during fiscal 2012.

Report of the Audit Committee

The Company’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls, and audit functions.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the last fiscal year and discussed them with management.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

LISA A. KRO, Chairperson

WALLACE B. DOOLIN

RICHARD L. MONFORT

Compensation Committee of the Board of Directors

The Company has established a Compensation Committee within the Board of Directors that currently consists of Chairperson Wallace B. Doolin and Lisa A. Kro. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The Compensation Committee reviews the Company’s remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company’s incentive compensation plans. The Compensation Committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, and has the authority to retain, terminate and approve the fees payable to any external compensation consultant to assist in the evaluation of director, and senior executive compensation. The Compensation Committee assesses the independence of any compensation consultant that it elects to engage.

The Compensation Committee’s policies and procedures for the consideration and determination of executive compensation are set forth in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.” Policies and procedures for the consideration and determination of director compensation are discussed below.

The Compensation Committee held four meetings during fiscal 2012.

Corporate Governance and Nominating Committee of the Board of Directors

The Company has established a Corporate Governance and Nominating Committee within the Board of Directors that consists of Chairperson Richard L. Monfort, Wallace B. Doolin and Lisa A. Kro, each of whom satisfies the independence requirements of the NASDAQ Stock Market rules. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The primary role of the Corporate Governance and Nominating Committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The Corporate Governance and Nominating Committee also considers and advises the full Board on matters of corporate governance and monitors and recommends the functions of, and membership on, the various committees of the Board.

The Corporate Governance and Nominating Committee (or a subcommittee thereof) recruits and considers director candidates and presents all qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin, disability, marital or veteran status, or any other legally protected status.

In identifying and evaluating potential candidates to be nominees for directors, the Corporate Governance and Nominating Committee has the flexibility to consider such factors as it deems appropriate under relevant circumstances. These factors may include education, general business and industry experience, ability to act on behalf of shareholders and build long term shareholder value, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. Although the Corporate Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director candidates, overall Board diversity of industry background and experience is generally among the factors considered. The Corporate Governance and Nominating Committee believes that a Board comprised of directors with diverse skills and experiences relevant to the Company’s industry will result in efficient and competent oversight of the Company’s various core competencies, which include restaurant operations, franchise operations, real estate, marketing and financial and accounting. As such, the Corporate Governance and Nominating Committee gives consideration to the interplay of a director candidate’s experience with that of other members of the Board of Directors.

If the Corporate Governance and Nominating Committee approves a candidate for further review following an initial screening, the Corporate Governance and Nominating Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance and Nominating Committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance and Nominating Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance and Nominating Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance and Nominating Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

The Corporate Governance and Nominating Committee will consider recommendations by shareholders of candidates for election to the Board of Directors. Any shareholder who wishes that the Corporate Governance and Nominating Committee consider a candidate must follow the procedures set forth in our Bylaws. Under our Bylaws, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2014 annual shareholders’ meeting, notices must be delivered to or mailed and received not prior to November 19, 2013 and not later than December 19, 2013. If the date of our 2014 annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the 2013 Annual Meeting, timely notice by a shareholder may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mailed notice to our shareholders that the 2014 annual shareholders’ meeting will be held or the date on which we issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that the 2014 annual shareholders’ meeting will be held. To enable the Corporate Governance and Nominating Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	As to each person the shareholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such individual;

•	the class, series and number of any shares of our stock that are beneficially owned or owned of record by such individual;

•	the date such shares were acquired and the investment intent of such acquisition;

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all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”) (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

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all information with respect to such individual that would be required to be set forth in a shareholder’s notice pursuant to Section 4.3 of our Bylaws if such proposed individual were a Nominating Person (as such term is defined in our Bylaws and summarized below); and

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a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposed nominee, his or her respective affiliates and associates and any other persons with whom the proposed nominee (or any of his or her respective affiliates and associates) is “Acting in Concert” (as such term is defined in our Bylaws), on the one hand, and any Nominating Person, on the other hand;

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As to each “Nominating Person” (which our Bylaws define as the nominating shareholder, the beneficial owner(s), if different, on whose behalf the notice of proposed nomination is made, any affiliate or associate of such shareholder or beneficial owner(s), and any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert):

•	the class, series and number of all shares of our stock which are, directly or indirectly, owned of record or beneficially owned by such Nominating Persons;

•	the full notional amount of any Synthetic Equity Position (as such term is defined in our Bylaws);

•	any Short Interests (as such term is defined in our Bylaws);

•	any Performance-Related Fees (as such term is defined in our Bylaws);

•	The name and address of such Nominating Person, as they appear on our stock ledger;

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To the extent known by the nominating shareholder or any other Nominating Person, the name and address of any other shareholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such shareholder’s notice; and

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Any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the nominees proposed to be nominated for election or reelection as a director at the meeting pursuant to Section 14(a) of the Exchange Act.

The above description is only a summary of the procedures required to be followed by shareholders who wish to nominate a proposed director candidate for election to our Board. Please refer to our Bylaws for a complete description of such procedures.

The Corporate Governance and Nominating Committee held two meetings during fiscal 2012.

Strategic Planning Committee of the Board of Directors

The Company has established a Strategic Planning Committee within the Board of Directors which currently consists of Chairperson Wallace B. Doolin, John Gilbert, Richard L. Monfort and Christopher O’Donnell. The primary role of the Strategic Planning Committee is to consider the long-term strategic direction of the Company and make recommendations regarding the long-term strategic direction of the Company to the full Board of Directors. The Strategic Planning Committee held two meetings during fiscal 2012.

Corporate Governance, Ethics and Business Conduct

The Company’s Board of Directors firmly believes that the commitment to sound corporate governance practices is essential to obtaining and retaining the trust of investors, team members, guests and suppliers. The Company’s corporate governance practices reflect the requirements of applicable securities laws, including the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market listing requirements and the Company’s own vision of good governance practices. As part of its adherence to these corporate governance practices, the Company has adopted the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices.

The Company is committed to conducting business lawfully and ethically. All of its employees, including its Chief Executive Officer and other executives are required to act at all times with honesty and integrity. The Company’s Code of Ethics and Business Conduct covers areas of professional conduct, including workplace behavior, conflicts of interest, fair dealing with competitors, guests and vendors, the protection of Company assets, trading in Company securities and confidentiality, among others. The Code of Ethics and Business Conduct requires strict adherence to all laws and regulations applicable to our business and also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Code of Ethics and Business Conduct. In addition to the Code of Ethics and Business Conduct, the Company has adopted a separate Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Key Financial and Accounting Management.

The full text of the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices, the Code of Ethics and Business Conduct and the Code of Ethics specifically applicable to the Company’s Chief

Executive Officer, Chief Financial Officer and Key Financial and Accounting Management are each available online at www.famousdaves.com (click on Investors, Corporate Governance, Code of Ethics and Business Conduct Policy, or Code of Ethics specific to CEO, CFO, and Key Financial & Accounting Management, as applicable).

Ability of Shareholders to Communicate with the Company’s Board of Directors

The Company’s Board of Directors has established several means for shareholders and others to communicate with the Company’s Board of Directors. If a shareholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the Company’s Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairperson of the Corporate Governance and Nominating Committee in care of the Company’s Secretary at the Company’s headquarters address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All shareholder communications will be sent to the applicable director(s).

Policies and Procedures for the Consideration and Determination of Director Compensation.

Each year, the Corporate Governance and Nominating Committee reviews the Board’s compensation in relation to other companies nationwide and recommends any changes in Board compensation to the full Board of Directors for approval. As needed, the Compensation Committee will also review and make recommendations to the Board. The Compensation Committee also approves any grants of equity incentives to directors under the Company’s equity incentive plans.

Director Compensation

During 2012, non-employee Board members earned a cash retainer for their service on the Board. Each director earned a retainer of $80,000 for fiscal 2012 (or pro rata portion thereof for directors who did not serve for the entire year), except for Lisa A. Kro who earned an additional 10% of such amounts in recognition of the additional work associated with her service as the chairperson of the Company’s Audit Committee. Commencing in May 2013, the annual retainer paid to our Chairman will be increased from $80,000 to $160,000 in recognition of the additional work associated with his serving in such capacity. The following table sets forth information concerning director compensation earned during the fiscal year ended December 30, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Wallace B. Doolin	$80,000	—	—	—	—	—	$80,000
John Gilbert III(1)	$66,667	—	—	—	—	—	$66,667
Lisa A. Kro	$88,000	—	—	—	—	—	$88,000
Richard L. Monfort	$80,000	—	—	—	—	—	$80,000
Dean A. Riesen	$80,000	—	—	—	—	—	$80,000

(1)	Amounts shown reflect compensation as a non-employee director until October 8, 2012, the date on which Mr. Gilbert commenced employment as the Company’s Chief Executive Officer.

VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

The Company has one class of voting securities outstanding, Common Stock, $0.01 par value, of which 7,522,899 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director or director nominee, (iii) each named executive officer identified in the Summary Compensation Table, and (iv) all named executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota 55343, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage of Total
Directors and Named Executive Officers
John F. Gilbert III	182,105		2.42%
Christopher O’Donnell	153,879	(1)	2.03%
Diana G. Purcel	96,433	(2)	1.28%
Wallace B. Doolin	30,000		*
Lisa A. Kro	36,000		*
Richard L. Monfort	202,578	(3)	2.69%
Dean A. Riesen	155,000	(4)	2.05%
All Directors and Named Executive Officers as a group (7 people)	855,995	(5)	11.17%
Director Nominees(s) Not Listed Above
Patrick Walsh . 141 W. Jackson Blvd., Suite 300 Chicago, IL 60604	742,486	(6)	9.87%
Other 5% Beneficial Owners
Bandera Partners LLC 50 Broad Street, Suite 1820 New York, NY 10004	673,914	(7)	8.96%
Skylands Capital, LLC 1200 North Mayfair Road, Suite 250 Milwaukee, WI 53226	421,800	(8)	5.61%

*	less than 1%

(1)	Includes 53,333 shares that Mr. O’Donnell has the right to acquire within 60 days.

(2)	Includes 36,666 shares that Ms. Purcel has the right to acquire within 60 days.

(3)	Includes 10,000 shares that Mr. Monfort has the right to acquire within 60 days.

(4)	Includes 40,000 shares that Mr. Riesen has the right to acquire within 60 days.

(5)	Includes 139,999 shares that such individuals have the right to acquire within 60 days.

(6)

Based upon information received from Mr. Walsh. Includes (i) 671,685 shares owned directly by PW Partners Atlas Fund LP (“Atlas Fund”), (ii) 31,801 shares owned directly by PW Partners Master Fund LP (“Master Fund”), and (iii) 39,000 shares owned directly by Patrick Walsh. Mr. Walsh serves as the Managing Member of PW Partners Capital Management LLC (“PW Capital Management”) and the Managing Member and Chief

Executive Officer of PW Partners Atlas Funds, LLC (“Atlas Fund GP”) and PW Partners, LLC (“Master Fund GP”). PW Capital Management serves as the investment manager of Atlas Fund and Master Fund. Atlas Fund GP and Master Fund GP serve as the general partners of Atlas Fund and Master Fund, respectively. Atlas Fund and Atlas Fund GP share voting and dispositive power over 671,685 shares; Master Fund and Master Fund GP share voting and dispositive power over 31,801 shares; Mr. Walsh has sole voting and dispositive power over 39,000 shares; and Mr. Walsh and PW Capital Management share voting and dispositive power over 703,486 shares. The 703,486 shares owned directly by Atlas Fund and Master Fund are held in margin accounts. The shares owned directly by Mr. Walsh are not held in margin accounts.

(7)

Based upon joint statements on Schedule 13G filed with the SEC on February 13, 2013. Includes 666,897 shares owned by Bandera Master Fund, L.P., over which Bandera Partners LLC, as investment manager, and each of the following individuals, as Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners LLC, share voting and dispositive power: Gregory Bylinsky; Jefferson Gramm; and Andrew Shpiz. Also includes 7,017 shares owned by Mr. Gramm, over which he has sole voting and dispositive power.

(8)

Based upon statement on Schedule 13G filed with the SEC on February 12, 2013. The shares reported are held in four private investment funds and two separate accounts managed by Skylands Capital, LLC and one SICAV fund sub-advised by Skylands Capital, LLC. Skylands Capital, LLC has sole voting power over 368,800 shares and sole dispositive power over 421,800 shares.

Based on information provided to the Company by its directors, director nominee and named executive officers, except as disclosed in footnote (6) to the beneficial ownership table above, no director, director nominee or named executive officer holds shares beneficially owned by him or her in a margin account as collateral for a margin loan, and no shares beneficially owned by the Company’s directors and named executive officers have been pledged as collateral for a loan.

CERTAIN TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions.

We hosted our 2012 Annual Franchise Partner and Operations Conference in March 2012 at the Hyatt Grand Champions Hotel in Palm Springs, California (the “Hotel”). This conference, which we hold annually, gives us the opportunity to spend quality time with our franchise partners, operators and suppliers over the course of multiple days. In conjunction with making arrangements for the conference, we agreed to guarantee payments to the Hotel of approximately $190,000 for accommodations and other hospitality products/services provided by the Hotel primarily to our third party partners, operators and suppliers. We ultimately paid approximately $334,838 to the Hotel for such accommodations and other hospitality products/services. Richard L. Monfort, a member of our Board of Directors, is the controlling equity holder and serves as Managing Partner of the Hotel. This arrangement was approved by our Audit Committee prior to the Company entering into such transaction based on a determination that the terms of the arrangement were at least as favorable to the Company as would have been received by other third party hospitality providers.

On March 1, 2013, we entered into a Nomination Agreement with PW Partners Atlas Fund LP and certain of its affiliates, which collectively beneficially own approximately 9.87% of our common stock, relating to the nomination of Mr. Walsh for election as a director of the Company at the Annual Meeting. A description of the Nomination Agreement is set forth above under the heading “Proposal No. 1 – Election of Directors – Board Nomination Arrangement.”

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 30, 2012 and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 30, 2012.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals (other than director nominations) for consideration at our 2014 annual shareholders’ meeting must follow the procedures set forth in our By-Laws and in Rule 14a-8 under the Securities Exchange Act of 1934. In order for a notice of a shareholder proposal to be considered at our 2014 annual shareholders’ meeting to be timely under Rule 14a-8 and be included in the proxy statement for that meeting, the proposal must be received by our Corporate Secretary at Famous Dave’s of America, Inc., 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota, 55343, by November 19, 2013. However, under our By-Laws, as amended, if a shareholder plans to propose an item of business to be considered at any Annual Meeting, that shareholder is required to deliver notice of the proposal at our principal executive offices not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2014 annual shareholders’ meeting, notices must be received not prior to November 19, 2013 and not later than December 19, 2013.

If a shareholder plans to nominate a person as a director at an Annual Meeting, our By-laws require that the shareholder place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2014 annual shareholders’ meeting, notices must be delivered to or mailed and received not prior to November 19, 2013 and not later than December 19, 2013.

If the date of our 2014 annual shareholders’ meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the 2013 Annual Meeting, timely notice of shareholder proposals and shareholder nominations for directors may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mail notice to our shareholders that the 2014 annual shareholders’ meeting will be held or thee date on which we issue a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that the 2014 annual shareholders’ meeting will be held.

Notices of shareholder proposals and shareholder nominations for directors must comply with the informational and other requirements set forth in our By-laws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY/

UNTIMELY SHAREHOLDER PROPOSALS

Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to the Company’s 2014 annual shareholders’ meeting, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by February 2, 2014, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they may be reimbursed by the Company for their expenses in doing so. Proxies may be solicited personally, by telephone, by telegram or by special letter.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Diana G. Purcel
Chief Financial Officer and Secretary

FAMOUS DAVE’S OF AMERICA, INC. 12701 WHITEWATER DRIVE SUITE 200 MINNETONKA, MN 55343

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1. Election of Directors Nominees
01 Wallace B. Doolin 02 John F. Gilbert III 03 Lisa A. Kro 04 Richard L. Monfort 05 Dean A. Riesen 06 Patrick Walsh
	The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
	2. To ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent auditors of the Company for fiscal 2013.					☐	☐	☐
	3. To approve, on an advisory basis, the Company’s executive compensation.					☐	☐	☐

	The Board of Directors recommends you vote 1 YEAR on the following proposal:				1 year	2 years	3 years	Abstain
	4. To approve, on an advisory basis, the frequency with which the Company will hold an advisory vote on executive compensation.				☐	☐	☐	☐
NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

FAMOUS DAVE’S OF AMERICA, INC. Annual Meeting of Shareholders This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John F. Gilbert III and Diana G. Purcel, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FAMOUS DAVE’S OF AMERICA, INC. (the “Company”), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, Central Time, on April 30, 2013, at the Company’s office at 12701 Whitewater Drive, Minnetonka, MN 55343, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 30, 2013

Meeting Information
FAMOUS DAVE’S OF AMERICA, INC.	Meeting Type: Annual Meeting
For holders as of: March 05, 2013
Date: April 30, 2013 Time: 3:00 PM CDT
FAMOUS DAVE’S OF AMERICA, INC. 12701 WHITEWATER DRIVE SUITE 200 MINNETONKA, MN 55343	Location: Company Office 12701 Whitewater Drive Minnetonka, MN 55343

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report         2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:         www.proxyvote.com

2) BY TELEPHONE:     1-800-579-1639

3) BY E-MAIL*:             sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 16, 2013 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items
The Board of Directors recommends you vote FOR the following:

  1.       Election of Directors

            Nominees

  01     Wallace B. Doolin         02     John F. Gilbert III         03     Lisa A. Kro         04     Richard L. Monfort         05     Dean A. Riesen

  06     Patrick Walsh

  The Board of Directors recommends you vote FOR the following proposals:

  2.     To ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent auditors of the Company for fiscal 2013.

  3.     To approve, on an advisory basis, the Company’s executive compensation.

  The Board of Directors recommends you vote 1 YEAR on the following proposal:

  4.     To approve, on an advisory basis, the frequency with which the Company will hold an advisory vote on executive compensation.

  NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.